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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Waters Corporation on Form S-8 (File No. 333-18371) of our report dated January 22, 1997, on our audits of the consolidated financial statements of Waters Corporation and Subsidiaries as of December 31, 1995 and 1996, and for the period August 19, 1994 to December 31, 1994 and the years ended December 31, 1995 and 1996, which report is included in this Annual Report on Form 10-K.

                                     /s/ Coopers & Lybrand L.L.P.
                                     Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 25, 1997